UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2014

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Annual Bonus Plan

On December 3, 2014, the Compensation Committee (the Compensation Committee) of the Board of Directors (the Board) of PDL BioPharma, Inc. (the Company) evaluated the Company’s performance against the 2014 corporate performance goals established for the Company’s 2014 Annual Bonus Plan as set forth below:

2014 Corporate Goal	Weight
Purchase of Income Generating Assets	60%
Financing	25%
Mergers	15%
Total	100%

Following this review, the Compensation Committee determined, and the Board later ratified, that 133% of the 2014 corporate performance goals established for the Company’s 2014 Annual Bonus Plan were achieved.

The Compensation Committee also reviewed for each of the Company’s named executive officers (other than Mr. McLaughlin whose annual bonus is based solely upon achievement of the corporate performance goals described above), the level of achievement of each named executive officer’s 2014 individual goals established for the Company’s 2014 Annual Bonus Plan and made the following determinations:

●	Mr. Stone achieved 150%;

●	Mr. Garcia achieved 125%;

●	Mr. Hart achieved 160%; and

●	Mr. Montez achieved 75%.

Based on the foregoing and under the terms of the 2014 Annual Bonus Plan, the Compensation Committee approved, and the Board later ratified, the bonuses set forth in the chart below for each of the Company’s named executive officers:

Name	Title	2014 Annual Bonus Plan Bonus
John P. McLaughlin	President and Chief Executive Officer	$952,424
Christopher Stone	Vice President, General Counsel and Secretary	$285,315
Peter Garcia	Vice President and Chief Financial Officer	$265,668
Danny Hart	Vice President, Business Development	$251,550
David Montez	Controller and Chief Accounting Officer	$88,733

2013/2014 Long-Term Incentive Plan

On December 3, 2014, the Compensation Committee evaluated the Company’s performance against the performance goals established for the long-term incentive plan to compensate, retain and incentivize its named executive officers (the 2013/2014 LTIP) that will vest and pay on December 12, 2014.

Under the 2013/2014 LTIP, each executive officer is eligible for awards consisting of (i) restricted stock and (ii) a cash payment. The target cash payment is adjustable based on the Company’s attainment of specified performance goals as set forth in the chart below, subject to a cap of three times the target cash payment (the Adjustment):

Performance Goal	Adjustment
Sale or merger of Company, if applicable	25% - 50%
Royalty rights acquisition and financing	30% - 200%
Plan to wind down Company, if applicable	N/A

Following its review, the Compensation Committee determined, and the Board later ratified, that, while the Company’s attainment of the specified performance goals exceeded three times the target performance established for the Company’s 2013/2014 LTIP based on royalty rights acquisition and financing, the Compensation Committee would limit the Adjustment for the cash payment under the 2013/2014 LTIP to the established cap of three times. Based on the foregoing, the cash and restricted stock awards for each of the Company’s named executive officers are set forth in the chart below:

Name	Title	2013/2014 LTIP Cash Payment	2013/2014 LTIP Value of Restricted Stock
John P. McLaughlin	President and Chief Executive Officer	$1,407,000	$201,000
Christopher Stone	Vice President, General Counsel and Secretary	$774,000	$110,600
Peter Garcia	Vice President and Chief Financial Officer	$735,000	$105,000
Danny Hart	Vice President, Business Development	$525,000	$75,000
David Montez	Controller and Chief Accounting Officer	$211,200	$30,200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BioPharma, inc.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: December 8, 2014